Exhibit 99.1

West Coast Ventures Group Corp. Announces Up-Listing to OTCQB Marketplace With OTC Markets Group

DENVER, May 10, 2018 /PRNewswire/ --

West Coast Ventures Group Corp. (OTC: WCVC) develops owns and operates restaurant concepts: ILLEGAL BURGER, with four locations in the greater Denver, Colorado area-a quick casual gourmet burger concept, and Denver based El Senor Sol, a full service fresh Mexican restaurant. The Company announced today that its stock has commenced trading on the OTCQB Market ("OTCQB") after successfully up-listing from the OTC Pink Market.

West Coast Ventures Group Corp. CEO Jim Nixon commented "Demonstrating a total commitment to our shareholders, we are dedicated to the high level of financial and corporate disclosure mandated by the OTCQB listing category. We anticipate that this listing opportunity will raise our Company's visibility, provide confidence and transparency and attract new long term shareholders while adding sustained trading liquidity now and for the future."

ABOUT West Coast Ventures Group Corp.

Based in Denver, Colorado, West Coast Ventures Group Corp. (WCVC) develops, owns and operates two contemporary restaurant concepts:  ILLEGAL BURGER, a quick-casual Burger + Bar concept, and El Señor Sol, a full-service fresh Mexican restaurant.  Led by seasoned restaurant entrepreneurs, WCVC management is committed to scaling both modern sustainable concepts into national franchise models operating metro-styled restaurants serving only the finest and freshest natural ingredients.

For Further Information:

https://www.westcoastventuresgroupcorp.com/

https://www.illegalburger.com/

ABOUT Jim Nixon

Jim Nixon CEO and Founder, started in Illegal Burger in 2013. Mr. Nixon has more than 30 years of progressively responsible experience in every facet of the restaurant business, by directing as many as 200 employees in various restaurant companies with revenues in excess of $25 million annually. Jim has led these restaurants through start-up, rebranding, turnaround and growth.

Mr. Nixon has been a top executive in the Hospitality Industry nurturing restaurants into profitability and streamlined efficiency. His has a comprehensive command of SOP creation, Zero Based Budgeting, Quality Assurance, Internal Audit Procedures and is considered an effective leader and motivator.

Among some of his significant past positions, Mr. Nixon served as Regional Director of Specialty Restaurants Corporation, a California based destination-restaurant business, and home to the world famous Polynesian-themed Reef in Long Beach, California, and a second Restaurant, Castaway in Burbank, California. With more than 100 restaurants across the U.S., including the Proud Bird adjacent to Los Angeles International Airport, and 94th Aero Squadron at the Van Nuys Airport. Mr. Nixon was in charge of maintaining this renowned Company's profitability and brand while maintaining day-to-day regional operations.

Mr. Nixon also held the position of Director of Food and Beverage for Wyndham Resorts, a major hotel resort company, with locations worldwide. Mr. Nixon was in charge of continuing to expand The Wyndham brand through ever changing food and drink menus, rebranding ideas, and retaining customers in the resort dining and entertainment area.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of WCVC and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," "expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on WCVC's current expectations and beliefs concerning future developments and their potential effects on WCVC. There can be no assurance that future developments affecting WCVC will be those anticipated by WCVC. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual actions taken or results or performance to be materially different from those expressed or implied by such forward-looking statements. WCVC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For Further Information:

https://www.westcoastventuresgroupcorp.com/

https://www.illegalburger.com/